SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         March 14, 2003
                                                         --------------



                           Gold Banc Corporation, Inc.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

       Kansas                      0-28936                    48-1008593
       ------                      -------                    ----------
      (State of               (Commission File             (I.R.S. Employer
   Incorporation)                  Number)              Identification Number)


                    11301 Nall Avenue, Leawood, Kansas 66211
                    ----------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code (913) 451-8050
                                                   --------------


          (Former name or former address, if changed since last report)

Item 5.         Other Events and Regulation FD Disclosure


     The Registrant announced today that it has appointed Malcom M. Aslin as the Chief Executive Officer of Gold Banc Corporation, Inc. and Gold Bank-Kansas to replace Michael W. Gullion in those positions effective as of March 17, 2003. Mr. Gullion is being replaced due to an ongoing investigation into certain irregularities related to his personal bank accounts at Gold Bank-Kansas. The irregularities were discovered by the Registrant's internal auditors and its audit committee. Independent counsel engaged by the Registrant's audit committee and the Registrant's internal auditing department continue to investigate the irregularities.

     The exact size and number of the irregular transactions have not been definitely identified. Based upon a preliminary review, losses, if any, to the Registrant and Gold Bank-Kansas will not be material.

     Further information regarding this matter is set forth in the press release issued today which is attached hereto as Exhibit 99.1 and incorporated by reference herein.


Item 7.         Financial Statements and Exhibits


Exhibit Number  Description
--------------  -----------

99.1            Press Release dated March 14, 2003




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned, hereunto duly authorized.



                               GOLD BANC CORPORATION, INC.


Dated: March 14, 2003
                               By:  /s/ Rick J. Tremblay
                                   --------------------------------
                                   Rick J. Tremblay
                                   Chief Financial Officer


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